EXHIBIT 10.1

                               PURCHASE AGREEMENT


THIS AGREEMENT made the 10th day of May, 2001

BETWEEN:

HOWARD M. HACKER, an individual residing in the Province of Ontario (the "Purchaser")

- and -

TALK VISUAL CORPORATION, a corporation incorporated and existing under the laws of the State of Nevada (the "Vendor");


WITNESSES THAT:

WHEREAS:

- THE ONTARIO INTERNATIONAL PROPERTY CORPORATION, is a corporation incorporated and existing under the laws of the Province of Ontario ("TVCP");

- The issued and outstanding share capital of TVCP consists of one hundred (100) common shares ("Common Shares") and five hundred thousand (500,000) preference shares ("Preference Shares", the Common Shares and Preference Shares collectively the "TOIPC Shares") all of which are owned by and registered in the name of the Vendor;

- The Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, all of the issued and outstanding shares in the capital of TOIPC on the terms and subject to the conditions set out in this Agreement;


NOW THEREFORE in consideration of the covenants, agreements, warranties and payments hereinafter set out and provided for, the parties hereto hereby respectively covenant and agree as follows:



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                                    ARTICLE I
                                 INTERPRETATION

1.01 Defined Terms. For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Act" means the Business Corporations Act (Ontario), as in effect on the date hereof;

"Business Day" means any day (other than a Saturday or a Sunday) on which chartered banks are open for business in Canada;

"Closing Date" means Wednesday the 16th of May 2001 or such other date mutually agreed;

"Time of Closing" means the time of mutual exchanges on the Closing Date.

1.02 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in the lawful currency of the United States of America.

1.03 Sections and Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.04 Number, Gender and Persons. In this Agreements, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.05 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.06 Applicable Law. This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.07 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision in hereby declared to be separate, severable and distinct.

1.09 Successors and Assigns. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties.

1.10 Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

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                                   ARTICLE II
                    PURCHASE AND SALE OF THE PURCHASED SHARES

2.01 Purchase and Sale of Purchased Shares and US$475,000.00 Note. Subject to the terms and conditions hereof, the Vendor covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendor the TOIPC Shares (the "Purchased Shares"). The Vendor further agrees to assign to the Purchaser its benefit under a promissory note made by TOIPC in favour of the Vendor, dated 31 March 1999 and attached as Schedule "A" hereto, in the sum of Four Hundred and Seventy Five Thousand United States Dollars (US$475,000.00) (the "US$475,000.00 Note").

2.02 Share Purchase Price. The purchase price payable by the Purchaser to the Vendor of the Purchased Shares (the "Share Purchase Price") shall be the sum of Three Hundred and Fifty Five Thousand United States Dollars (US$355,000.00). The sum of Two Hundred Thousand United States Dollars (US$200,000.00) shall be payable at the Time of Closing with the balance of One Hundred and Fifty Five Thousand United States Dollars (US$155,00.00) payable within seven (7) days of the Closing Date.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR


3.01 Representations and Warranties of the Vendor. The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with its purchase of the Purchased Shares:

a. The Vendor represents that it is the owner of record of all the Purchased Shares, with good and marketable title thereto, free and clear of all encumbrances and to perform his obligations hereunder.

b. This Agreement has been duly authorized, executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

c. No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from each respective Vendor of any of the Purchased Shares.


d. TOIPC is duly incorporated and organized and validly subsisting under the laws of the Province of Ontario and has the corporate power to own or lease its property and to carry on the business as now being conducted by it. The assets, liabilities and business of TOIPC are restricted to matters pertaining to the property located at 1261 Kennedy Road, Scarborough (Toronto), Canada.

e. The authorized capital of TOIPC consists of an unlimited number of Common Shares, of which one hundred (100) Common Shares and five hundred thousand Preference Shares (and no more) all of which have been duly issued and are outstanding as fully paid non-assessable shares in the capital of TOIPC.


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                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.01 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying upon such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

a. The Purchaser is of the capacity to enter into this Agreement.

b. The execution of the Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms.

c. The execution and delivery of this Agreement and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser.


                                    ARTICLE V
                              CONDITIONS OF CLOSING

5.01 Conditions of Closing in Favour of the Purchaser. The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:

a. The representations and warranties of each of the Vendor contained in this Agreement shall be true and correct in all material respects at the Time of Closing.

b. All of the terms, covenants and conditions of this Agreement to be complied with or performed by each of the Vendors at or before the Time of Closing shall have been complied with or performed.


5.02 Conditions of Closing in Favour of the Vendor. The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendors to be fulfilled or performed at or prior to the Time of Closing:

a. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at the Time of Closing.

b. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed in all material respects.


                                   ARTICLE VI
                              CLOSING ARRANGEMENTS

6.01 Place of Closing. The closing shall take place at the Time of Closing at the offices of the Vendor or as designated by its counsel.

6.02 Transfer. At the Time of Closing, the Vendor shall deliver to the Purchaser the certificates respecting all of the Purchased Shares, duly endorsed in blank for transfer together with an assignment and conveyance of the US$475,000.00
Note in favour of the Purchaser. At that time, transfers of such shares will be duly and regularly recorded in the name of the Purchaser; whereupon the Share Purchase Price shall be paid and satisfied in the manner provided in Article 2.

6.03 Further Assurances. Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will at the request and expense of the requesting party, execute and deliver all such documents and do all such other acts and things as any other party hereto, acting reasonably, may from time to request be executed or done in order to better evidence or effectuate any provision of this Agreement.

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                                   ARTICLE VII
                                  MISCELLANEOUS

7.01 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed to the last known address of each respective party or their respective counsel.

7.02 Vendor's Option to Repurchase. The Vendor shall have the option to repurchase from the Purchaser the Purchased Shares and the Promissory Note at a price equal to the Purchase Price on or before the date which is six months subsequent to the Closing Date, to be exercised by notice in writing given by the Vendor to the Purchaser within such time. The purchase funds shall be paid by certified cheque or wire transfer on closing, which shall be on a date chosen by the Purchaser and falling within five (5) days following the date that notice of the exercise of the option is given.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the day and date first above written.


TALK VISUAL CORPORATION


Per:__________________________

Name:   Eugene Rosov
Title:  President

Per:__________________________

Name:   Clint Snyder
Title:  Chief Financial Officer



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Witness                                 )       HOWARD M. HACKER